EXHIBIT 21

Tupperware Corporation
Active Subsidiaries

The following subsidiaries are wholly-owned by the Registrant or another subsidiary of the Registrant.

     Subsidiary                         Location

Deerfield Land Corporation              Delaware
Tupperware Financial Corporation        Delaware
Dart Industries Inc.                    Delaware
Tupperware Far East, Inc.               Delaware
Tupperware Polska Sp.zo.o               Poland
Tupperware Turkey, Inc.                 Delaware
Dart Far East Sdn. Bhd.                 Malaysia
Dart Argentina S.A.                     Argentina
Dart de Venezuela, C.A.                 Venezuela
Tupperware Colombia S.A.                Colombia
Dart do Brasil Industria e
 Comercio Ltda.                         Brazil
Daypar Participacoes Ltda               Brazil
Academia Negocios S/C Ltda.             Brazil
Adota Artigos Domesticos Ltda.          Brazil
Tupperware Hellas, S.A.I.C.             Greece
Tupperware Israel Ltd.                  Israel
Tupperware Espana, S.A.                 Spain
Tupperware Belgium N.V.                 Belgium
Tupperware France S.A.                  France
Tupperware Deutschland G.m.b.H.         Germany
Tupperware Del Ecuador Tupperware
 Cia. Ltda.                             Ecuador
Tupperware Osterreich G.m.b.H.          Austria
Dart Industries Hong Kong Limited       Hong Kong
Tupperware India Private Limited        India
Tupperware Asia Pacific Holdings
 Private Limited                        Mauritius
Tupperware China, LLC.                  Delaware
Tupperware (China) Company Limited      PRC
Tupperware Nederland Properties B.V.    Netherlands
Tupperware Nederland B.V.               Netherlands
Tupperware Southern Africa
 (Proprietary) Limited                  South Africa
Dart Industries (New Zealand) Limited   New Zealand
Tupperware East Africa Limited          Kenya
Tupperware Italia S.p.A.                Italy
Dart (Philippines), Inc.                Philippines
Tupperware Realty Corporation           Philippines
Dart, S.A. de C.V.                      Mexico
Servicios Especializados de
 Arrendamiento en Latinoamerica
 S.A. de C.V                            Mexico
Tupperware (Suisse) S.A.                Switzerland
Dartco Manufacturing Inc.               Delaware
Tupperware Industria Lusitana de
 Artigos Domesticos, Lda.               Portugal
Tupperware (Portugal) Artigos
 Domesticos, Lda.                       Portugal
Premiere Products, Inc.                 Delaware
Tupperware Holdings, B.V.               Netherlands
Tupperware Service G.m.b.H.             Germany
Tupperware, Ltd.                        Russia
Tupperware Products, B.V.               Netherlands
Tupperware Products S.A.                Switzerland
Premiere Korea Ltd.                     Korea
Tupperware General Services N.V.        Belgium
Premiere Manufacturing, Inc.            Delaware
Premiere Marketing Company              Korea
Tupperware U.S., Inc.                   Delaware
Tupperware Distributors, Inc.           Delaware
Tupperware Factors Inc.                 Delaware
Tupperware Canada Inc.                  Canada
Japan Tupperware Co., Ltd.              Japan
Tupperware Australia Pty. Ltd.          Australia
Tupperware Commercial Ltd.              Hungary
Importadora Y Distribuidora
 Importupp Limitada                     Chile
Tupperware Czech Republic, spol. s.r.o. Czech Republic
Tupperware Iberica S.A.                 Spain
Tupperware Singapore Pte. Ltd.          Singapore
Tupperware (Thailand) Limited           Thailand
Tupperware Uruguay S.A.                 Uruguay
Tupperware Home Parties Corporation     Delaware
Tupperware U.K. Holdings, Inc.          Delaware
Tupperware United Kingdom &
 Ireland Limited                        United Kingdom
Tupperware Scandinavia A/S              Denmark
The Tupperware Foundation               Delaware
Tupperware Products, Inc.               Delaware
Tupperware Finance Holding Company, B.V.Netherlands
Tupperware Finance Company, B.V.        Netherlands
Tupperware Export Sales, Ltd.           Barbados
Tupperware Services, Inc.               Delaware